Exhibit 99.1

BMHC ANNOUNCES DISCUSSIONS WITH LENDERS

SAN FRANCISCO, July 29, 2008 -- Building Materials Holding Corporation (NYSE: BLG), a leading provider of building materials and construction services to professional residential builders and contractors, today announced that, based on preliminary evaluation of financial information for its second quarter ended June 30, 2008, it was out of compliance with financial covenants contained in the Company’s credit facility relating to minimum net worth and minimum earnings before interest, taxes, depreciation and amortization. Failure to comply with these covenants constitutes an event of default under the credit facility. As a result, the lenders under the credit facility will have the right to cause all amounts borrowed to become due and payable immediately and cease further borrowings by the Company under the credit facility.

The significant and ongoing correction in single-family housing starts as well as costs associated with closing underperforming business units has negatively affected the Company’s operating performance, which is the primary determinant of covenant compliance. BMHC has been discussing with its lenders a temporary waiver of these covenants, in order to preserve access to liquidity under the credit facility, and an amendment to the credit facility to better reflect current market conditions. There is no assurance these negotiations will result in a waiver and an amendment acceptable to BMHC and the lenders. However, BMHC currently expects that it will reach agreement with its lenders on both the appropriate waiver and the amendment in a timely manner and that its business operations will not be affected.

As of July 28, 2008, there was $29 million outstanding on the revolver and $340 million outstanding on the term loan.

About BMHC
BMHC is one of the largest providers of building materials and residential construction services in the United States. We serve the homebuilding industry through two recognized brands: as BMC West, we distribute building materials and manufacture building components for professional builders and contractors in the western and southern states; as SelectBuild, we provide construction services to high-volume production homebuilders in key markets across the country. To learn more about BMHC, visit our website at http://www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, however are not limited to:

•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;

•	our business model;
•	our ability to implement and maintain cost structures that align with revenue trends;
•	compliance with credit facility covenants in an uncertain housing market;
•	changes in the business models of our customers may limit our ability to provide building products and construction services required by our customers;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	losses of and changes in customers as well as changes in customer mix;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and

•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:

•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to, the risks and uncertainties cited in the above paragraphs, and our ability to reach agreement with our lenders with respect to amendments and waivers to our credit facility. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

SOURCE Building Materials Holding Corporation
For More Information Investor Contacts:

•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC +1.415.627.9100
•	Lisa Laukkanen, The Blueshirt Group for BMHC +1.415.217.4967 lisa@blueshirtgroup.com